Exhibit 99.1

His Excellency, Alpha Conde, President of the Republic of Guinea
confirms his government's commitment to rural healthcare

Government set to deploy mobile clinics as part of its proactive commitment to provide healthcare to rural areas:

CONAKRY, GuineaFeb 20, 2015 His Excellency, Alpha Conde, President of the Republic of Guinea and, on behalf of the government, extends his deepest sympathy to the families who have lost a loved one during the Ebola outbreak. And, for the patients who have contracted the disease, His Excellency offers his sincere and best wishes for their recovery. As of February 17, 2015,there have been 2727 confirmed cases of Ebola resulting in 2057 deaths  this report was published by CDC (Centers for Disease Control and Prevention in conjunction with WHO (World Health Organization) http://www.cdc.gov/vhf/ebola/outbreaks/2014-west-africa/case-counts.html

As early as 2013, the Ministry of Health had developed a proactive commitment to provide a higher standard of healthcare to rural areas.  In January 2014, prior to the Ebola outbreak, the government signed an agreement with Kallo Inc., a United States Corporation head quartered in Canada. The agreement will enable the government to implement a unique, primary healthcare infrastructure that will be delivered through state-of-the art mobile and rural clinics. The components include disaster management, air and surface Ambulances for patient transportation, Telehealth systems, education and training by Kallo University for clinical and engineering skills, as well as Hospital Information Management System (PYORA).

In addition to bringing a wider range of health services for people living in hard-to-reach rural areas, the agreement with Kallo Inc. will support the government's efforts to accelerate the progress towards its Millenium Development Goals. The mobile clinics are of particular importance for reducing the risk of family caregivers spreading highly contagious diseases – such as Ebola.

Son Excellence Alpha Conde, President de la Republique de Guinee
Confirme l'engagement de son gouvernement aux soins de sante en milieu rural

Gouvernement pret a deployer des cliniques mobiles dans le cadre de son engagement a fournir des soins de sante proactive dans les zones rurales

CONAKRY, Guinee. 20 fevrier·2015. Son Excellence Alpha Conde, President de la Republique de Guinee et, au nom du gouvernement, etend sa plus profonde sympathie aux families qui ont perdu un etre cher au cours de l'epidemie d'Ebola. Et, pour les patients qui ont contracte la maladie, Son Excellence offre ses vreux les plus sinceres pour leur recuperation. Au 17 fevrier 2015, les cas confirmes d'Ebola s'elevent a 2727, resultant en 2057 deces selon publications des CDC (Centers for Disease Control and Prevention - centres de controle et de prevention des maladies) en collaboration avec l'OMS (Organisation Mondiale de la Sante) http://www.cdc.gov/vhf/ebola/outbreaks/2014-west-africa/case-count.html

Des 2013, le ministere de la Sante a mis au point une approche proactive pour assurer un niveau plus eleve des soins de sante dans les zones rurales. En janvier 2014, avant l'epidemie d'Ebola, le gouvernement a signe un accord avec Kallo Inc., une corporation des Etats·Unis dont le siege est base au Canada. L'accord permettra au gouvernement de mettre en reuvre une infrastructure des soins de sante primaires unique qui seront livres par des cliniques mobiles et rurales de pointe. Les composants comprennent la gestion des catastrophes, des ambulances de terrain et aeriennes pour le transport des patients, des systemes de telesante, de l'education et de la formation des competences cliniques et d'ingenierie par l'Universite Kallo, ainsi que le systeme de gestion d'information hospitaliere (PYORA).

Outre un plus large eventail des services de sante pour les personnes vivant dans les endroits difficiles a atteindre des zones rurales, l'accord avec Kallo Inc.soutiendra les efforts du gouvernement pour accelerer le progres vers les Objectifs du millenaire pour le developpement. Les cliniques mobiles sont d'une importance particuliere pour reduire le risque de propagation des maladies hautement contagieuses- comme le virus Ebola - par les soignants naturels au sein des families.